As filed with the Securities and Exchange Commission on July 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KB HOME

See Table of Additional Registrants

(Exact name of each registrant as specified in its charter)

Delaware See Table of Additional Registrants	10990 Wilshire Blvd. Los Angeles, CA 90024 (310) 231-4000	95-3666267 See Table of Additional Registrants
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of principal executive offices of the registrants)	(I.R.S. Employer Identification No.)

William A. (Tony) Richelieu

Vice President, Corporate Secretary and Associate General Counsel

KB Home

10990 Wilshire Blvd.

Los Angeles, CA 90024

(310) 231-4000

(Name, address, including zip code, and telephone number,

including area code, of agent for service for the registrant and each additional registrant)

Copy to:

Brett J. Rodda

Jennifer M. Broder

Baker & McKenzie LLP

10250 Constellation Boulevard, Suite 1850

Los Angeles, CA 90067

(310) 201-4728

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS (1)

Exact Name of Each Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
KB HOME Coastal Inc.	California	93-1059273
KB HOME Colorado Inc.	Colorado	84-1244935
KB HOME Florida Inc.	Delaware	71-0904760
KB HOME Fort Myers LLC	Delaware	77-0605541
KB HOME Greater Los Angeles Inc.	California	95-6091322
KB HOME Jacksonville LLC	Delaware	80-0049557
KB HOME Las Vegas Inc.	Nevada	27-1934834
KB HOME Lone Star Inc.	Texas	26-0465714
KB HOME Orlando LLC	Delaware	71-0904756
KB HOME Phoenix Inc.	Arizona	86-0730212
KB HOME Raleigh-Durham Inc.	Delaware	20-5726182
KB HOME Sacramento Inc.	California	94-1676098
KB HOME South Bay Inc.	California	95-3992523
KB HOME Treasure Coast LLC	Delaware	55-0840558
KB HOME Tucson Inc.	Arizona	86-0944946
KBHPNW LLC	Delaware	82-5110938
KBSA, Inc.	Texas	74-2776663

(1) These

direct and indirect subsidiaries of KB Home may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional registrants other than KB HOME Lone Star Inc. and KBSA, Inc. is 10990 Wilshire Blvd., Los Angeles, California 90024, (310) 231-4000. The address, including zip code, and telephone number, including area code, for each of KB HOME Lone Star Inc. and KBSA, Inc. is 4800 Fredericksburg Road, San Antonio, Texas 78229, (210) 349-1111.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Depositary Shares

We will provide specific terms of these securities in one or more supplemental prospectuses accompanying this prospectus. You should read this prospectus and any such supplemental prospectuses carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Any common stock issued pursuant to this prospectus will be listed, subject to notice of issuance, on the New York Stock Exchange or a successor thereof.

Investment in any securities offered pursuant to this prospectus involves risk. See “Risk Factors” on page 1 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable supplemental prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2026.

You should rely only on the information contained in or incorporated or deemed incorporated by reference in this prospectus and in any accompanying supplemental prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations, and we take no responsibility for any other information that others may give you. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated or deemed incorporated by reference in this prospectus or any accompanying supplemental prospectus prepared by us or on our behalf is accurate only as of its respective date or the date that is specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When this prospectus or any supplemental prospectus uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home and its subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on November 30. When this prospectus or any supplemental prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

When we refer in this prospectus or in any supplemental prospectus or in the documents or information incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, whether it is a single-family home or other type of residential property, and references to our homebuilding revenues and similar references refer principally to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information in this prospectus or in any supplemental prospectus and in the documents or information incorporated by reference or deemed incorporated by reference herein or therein concerning the housing market, the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

When we refer in this prospectus to a “supplemental prospectus,” we mean a prospectus supplement, free writing prospectus or other supplemental offering document prepared by us or on our behalf that accompanies this prospectus with respect to a specific offering of securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the risk factors and other information contained in any such filings and in any applicable supplemental prospectus before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus, as well as some statements by us in periodic press releases and other public disclosures and some oral statements by us to securities analysts, stockholders and others during presentations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “hope,” and similar expressions constitute forward-looking statements. In addition, any statements that we may make or provide concerning future financial or operating performance (including without limitation future revenues, community count, homes delivered, net orders, selling prices, sales pace per new community, expenses, expense ratios, housing gross profits, housing gross profit margins, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of our backlog (including amounts that we expect to realize upon delivery of homes included in our backlog and the timing of those deliveries), the value of our net orders, potential future asset acquisitions and the impact of completed acquisitions, future share issuances or repurchases, future debt issuances, repurchases or redemptions and other possible future actions are also forward-looking statements as defined by the Act. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements. If we update or revise any such statement(s), no assumption should be made that we will further update or revise that statement(s) or update or revise any other such statement(s). In addition, forward-looking and other statements in this report and in other public or oral disclosures that express or contain opinions, views or assumptions about market or economic conditions; the success, performance, effectiveness and/or relative positioning of our strategies, initiatives or operational activities; and other matters, may be based in whole or in part on general observations or opinions of our management, limited or anecdotal evidence and/or business or industry experience without in-depth or any particular empirical investigation, inquiry or analysis and are not intended, and do not express, factual assertions about past events.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, the following:

•	general economic, employment and business conditions;

•	population growth or decline, household formations and demographic trends;

•	conditions in the capital, credit and financial markets;

•	our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms;

•	the execution of any securities repurchases pursuant to our board of directors’ authorization;

•

material and trade costs and availability, including the costs associated with achieving the current expected standards for ENERGY STAR certified homes, and delays related to state and municipal construction, permitting, inspection and utility processes, which have been disrupted by key equipment shortages;

•	rising consumer and producer price inflation;

•	changes in interest rates, including those set by the Federal Reserve, and those available in the capital markets or from financial institutions and other lenders, and applicable to mortgage loans;

•	our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule;

•	our compliance with the terms of our unsecured revolving credit facility with various banks (“Credit Facility”) and our senior unsecured term loan agreement;

•

the ability and willingness of the applicable lenders and financial institutions, or any substitute or additional lenders and financial institutions, to meet their commitments or fund borrowings, extend credit or provide payment guarantees to or for us under the Credit Facility or the unsecured letter of credit facility;

•	volatility in the market price of our common stock;

•

our obtaining adequate levels of affordable insurance for our business and our ability to cover any incurred costs, liabilities or losses that are not covered by the insurance we have procured or that are due to our deciding not to procure certain types or amounts of insurance coverage;

•	home selling prices, including our homes’ selling prices, being unaffordable relative to consumer incomes;

•	weak or declining consumer confidence, either generally or specifically with respect to purchasing homes;

•	competition from other sellers of new and resale homes, particularly homebuilders with significant unsold inventory;

•	weather events, significant natural disasters and other climate and environmental factors, such as a lack of adequate water supply to permit new home communities in certain areas;

•

potential instability associated with the regulatory and executive policies, proposals and orders of the U.S. presidential administration, including any directed at or affecting our operations, business practices or capital allocation strategies;

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government actions, policies, programs and regulations directed at or affecting the housing market (including the tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies, and the potential significant scaling back or ending of the federal conservatorship of the government-sponsored enterprises), the homebuilding industry, or construction activities;

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changes in existing tax laws or enacted corporate income tax rates, including those resulting from regulatory guidance and interpretations issued with respect thereto, such as Internal Revenue Service (“IRS”) guidance regarding heightened qualification requirements for federal tax credits for building energy-efficient homes and the pending expiration of such tax credits in 2026;

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changes in U.S. trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries, and financial markets’ and business’ reactions to any such policies;

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disruptions in world and regional trade flows, economic activity and supply chains due to the military conflicts in the Middle East and in Ukraine, including those stemming from wide-ranging sanctions and other restrictions the U.S. and other countries have imposed or may further impose respectively on Iranian or Russian business sectors, financial organizations, individuals and raw materials, the impact of which may, among other things, increase our operational costs, exacerbate building materials and appliance shortages and/or reduce our revenues and earnings;

•	the adoption of new or amended financial accounting standards and the guidance and/or interpretations with respect thereto;

•	the availability and cost of land in desirable areas and our ability to timely and efficiently develop acquired land parcels and open new home communities;

•	impairment, land option contract abandonment or other inventory-related charges, including any stemming from decreases in the value of our land assets;

•	our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred;

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costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals;

•	our ability to use/realize the net deferred tax assets we have generated;

•

our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets, through, among other things, our making substantial investments in land and land development, which, in some cases, involves putting significant capital over several years into large projects in one location and in entering into new markets;

•	our operational and investment concentration in markets in California;

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consumer interest in and responsiveness to our new home communities, products, and simplified selling process with transparent pricing and limited initiatives, particularly from first-time homebuyers and higher-income consumers;

•	our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California;

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our ability to successfully implement our business strategies and achieve any associated financial and operational targets and objectives, including those discussed in this prospectus or in any of our other public filings, presentations or disclosures;

•	income tax expense volatility associated with stock-based compensation;

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the costs we incur in connection with relocating our corporate headquarters office from Los Angeles, California to Tempe, Arizona in 2027, including costs for employee-related severance, retention and relocation, as well as recruitment and onboarding;

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the ability of our homebuyers to obtain homeowners and flood insurance policies, and/or typical or lender-required policies for other hazards or events, for their homes, which may depend on the ability and willingness of insurers or government-funded or -sponsored programs to offer coverage at an affordable price or at all;

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the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services, which may depend on the ability and willingness of lenders and financial institutions to offer such loans and services to our homebuyers;

•	the performance of mortgage lenders to our homebuyers;

•	the performance of KBHS Home Loans, LLC (“KBHS”);

•	the ability and willingness of lenders and financial institutions to extend credit facilities to KBHS to fund its originated mortgage loans;

•	information technology failures and data security breaches;

•

an epidemic, pandemic or significant seasonal or other disease outbreak, and the control response measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;

•	widespread protests and/or civil unrest, whether due to political events, social movements or other reasons; and

•	other events outside of our control.

Please see our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2026 and May 31, 2026, and other filings with the Securities and Exchange Commission (“SEC”) for a further discussion of these and other risks and uncertainties applicable to our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide one or more supplemental prospectuses that will contain specific information about the terms of that offering and the securities being sold in that offering. A supplemental prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any such supplemental prospectus prepared by us or on our behalf, together with additional information described immediately below under the heading “Where You Can Find More Information.”

Any statements in this prospectus or in any supplemental prospectus concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information that we file electronically with the SEC. Such information is also available on our website at http://investor.kbhome.com. However, any information on our website which is not expressly incorporated by reference into this prospectus is not a part of this prospectus. Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until this prospectus is no longer deemed effective.

(1)	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2025;

(2)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2026 and May 31, 2026; and

(3)	Our Current Reports on Form 8-K filed on January 7, 2026, January 23, 2026, January 28, 2026, February 26, 2026, April 24, 2026 and May 1, 2026; and

(4)	The description of our Common Stock included in our Registration Statement on Form 8-A filed on June 30, 1986.

Any information contained in this prospectus, in any applicable supplemental prospectus or incorporated or deemed to be incorporated by reference in the same will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in the same modifies or supersedes a prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus or an applicable supplemental prospectus.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors will find important. You may request a copy of these reports as well as any future reports incorporated or deemed incorporated by reference, at no cost, by writing to us at our principal executive offices at the following address: KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations. You may also telephone us at (310) 231-4000.

DESCRIPTION OF KB HOME

We are one of the largest and most trusted homebuilding companies in the United States—with operating divisions in the following regions and states: West Coast—California, Idaho and Washington; Southwest—Arizona and Nevada; Central—Colorado and Texas; and Southeast—Florida, Georgia and North Carolina. Founded in 1957, we are incorporated in Delaware. Our principal executive offices are located at 10990 Wilshire Boulevard, Los Angeles, California 90024. Our telephone number is (310) 231-4000.

USE OF PROCEEDS

Unless we otherwise specify in a supplemental prospectus, the net proceeds we receive from the sale of the securities offered by this prospectus and any applicable supplemental prospectus will be used for general corporate purposes. General corporate purposes may include the development of new residential properties and commercial projects, the repayment of debt and possible land or corporate acquisitions. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our senior or senior subordinated debt securities. The senior debt securities will be issued under a senior indenture dated as of January 28, 2004, as amended and supplemented, by and between us, the Guarantors (as defined below) party thereto from time to time and Regions Bank (successor to U.S. Bank Trust Company, National Association), as trustee. The senior subordinated debt securities will be issued under a senior subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in a supplemental prospectus relating to an issue of our senior subordinated debt securities. Throughout this section, we will refer either to the indentures, which includes the senior indenture and the senior subordinated indenture, each as it may be amended or supplemented from time to time, or individually to each separate indenture, as it may be amended or supplemented from time to time, where appropriate.

The following summary of some of the terms of our debt securities and the indentures sets forth certain general terms that might apply to the debt securities. The particular terms of any debt securities will be described in a supplemental prospectus relating to those debt securities. To the extent that any description in a supplemental prospectus of particular terms of debt securities or of an indenture differs from this description, this description will be deemed to have been superseded by such description in respect of those particular terms of the debt securities or that indenture.

Copies of the forms of indentures and the forms of certificates evidencing the debt securities have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that are or will be incorporated or deemed incorporated by reference in this prospectus or the applicable prospectus supplement. You may obtain copies of these documents as described above under “Where You Can Find More Information,” and we urge you to read these documents before you invest in the debt securities. The following is a summary of selected provisions of the indentures and the debt securities. Certain terms used in this description are defined below in the subsection “—Certain Definitions.” This summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indentures and the certificates evidencing the debt securities, which are or will be incorporated by reference in this prospectus or the applicable prospectus supplement. Some capitalized terms used in the following summary and not defined have the meanings given to those terms in the applicable indentures.

In this section, references to “KB Home,” “we,” “our” and “us” mean KB Home excluding, unless the context otherwise requires or we otherwise expressly state, our subsidiaries.

General

Each indenture provides that we may issue debt securities under that indenture from time to time in one or more series, and permits us to establish the terms of the debt securities of each series at the time of issuance. None of the indentures limit the amounts of debt securities we may issue under that indenture.

Under each indenture, we may, without the consent of the holders of any debt securities issued under that indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under that indenture. This means that, in circumstances where an indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take an action as a single class.

The debt securities will be our unsecured senior or unsecured senior subordinated obligations. See “—Holding Company Structure” and “—Ranking” below. The debt securities will initially have the benefit of guarantees (each a “Guarantee” and, collectively, the “Guarantees”) from certain of our subsidiaries. The Guarantors as of the date of this prospectus are KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc., and KB HOME South Bay Inc., each a California corporation; KB HOME Florida Inc. and KB HOME Raleigh-Durham Inc., each a Delaware corporation, KBHPNW LLC, KB HOME Fort Myers LLC, KB HOME Jacksonville LLC, KB HOME Orlando LLC, and KB HOME Treasure Coast LLC, each a Delaware limited liability company; KB HOME Las Vegas Inc., a Nevada corporation; KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation; KB HOME Phoenix Inc. and KB HOME Tucson Inc., each an Arizona corporation; and KB HOME Colorado Inc., a Colorado corporation. Under certain circumstances, any or all of the Guarantors may be released from their Guarantees of the debt securities, or other of our Subsidiaries may be required to guarantee the debt securities. See “—Guarantees.” Each Guarantee will be the unsecured senior or unsecured senior subordinated obligation of the related Guarantor. See “—Ranking.”

The debt securities may be denominated and payable in United States dollars or foreign currencies or units based on or relating to foreign currencies. Special United States federal income tax considerations applicable to any debt securities so denominated will be described in a supplemental prospectus.

Although the indentures permit us to issue debt securities in bearer form, unless otherwise provided in a supplemental prospectus, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A supplemental prospectus relating to the debt securities of the series offered thereby, which we sometimes refer to as the “offered debt securities,” will specify the following terms of the offered debt securities, if applicable:

•	the title of the offered debt securities and whether those offered debt securities will be senior or senior subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the initial public offering price and the denomination of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the interest rate or rates, if any, that the offered debt securities will bear, or the method by which such rate or rates will be determined;

•	the date from which interest, if any, will accrue, the interest payment dates and the regular record dates for the offered debt securities;

•	any optional or mandatory redemption or repayment provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the offered debt securities;

•	the terms, if any, on which the offered debt securities may be converted into or exchanged for our common stock or other securities, or stock or other securities of other entities;

•

any restrictive covenants not described below in “—Certain Covenants” and “—Consolidation, Merger and Sale of Assets,” and any addition to, or modification or deletion of, any covenant, with respect to the offered debt securities;

•	whether the offered debt securities will be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•

any special United States federal income tax considerations applicable to the offered debt securities, including in respect of any offered debt securities that are original issue discount securities, which bear no interest or bear interest payable in cash at below market rates and are sold at a discount below their stated principal amount; and

•	any other specific terms of the offered debt securities.

Exchange, Registration and Transfer

Registered debt securities may be transferred and debt securities in registered or bearer form may be exchanged at the office or agency that we maintain for these purposes which, unless otherwise provided in respect of a series of debt securities in a supplemental prospectus, will be located in the Borough of Manhattan, The City of New York. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Debt securities in bearer form and related coupons, if any, will be transferable upon delivery.

In the case of debt securities of any series that are redeemable at our option, we will not be required to issue, exchange or register a transfer of:

•

any debt securities of that series during a period beginning at the opening of business 15 days before any day of the selection for redemption of debt securities of like tenor and terms and of the same series and ending at the close of business on the day of such selection;

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any debt securities of that series in registered form, or portion thereof, so selected for redemption except, in the case of any such debt securities to be redeemed in part, the portions thereof not selected to be redeemed;

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any debt securities of that series in bearer form so selected for redemption except, to the extent provided with respect to such debt securities, that such debt securities may be exchanged for debt securities in registered form of like tenor and terms and of the same series, provided that the debt securities in registered form shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of the applicable indenture; or

•

any debt securities of that series which, in accordance with their terms, have been surrendered for repayment at the option of the holder and not withdrawn, except the portion, if any, of such debt securities not to be so repaid.

Payment and Paying Agent

We will pay principal of and any premium or interest on registered debt securities in the designated currency or currency unit at the office or agency maintained by us for that purpose which, unless otherwise provided in respect of a series of debt securities in a supplemental prospectus, will be located in the Borough of Manhattan, The City of New York; provided that payments of interest on registered debt securities may be made, at our option, by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that payments on registered debt securities in global form that are registered in the name of a depository or its nominee will be made by wire transfer, unless otherwise provided in a supplemental prospectus. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. Interest payable on coupons pertaining to debt securities in bearer form will be paid only upon presentation and surrender of those coupons.

If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the trustee or paying agent will, on our request, release any unclaimed amounts to us, and the holder of that debt security or coupon, as the case may be, shall look only to us and the Guarantors for any payment they may be entitled to collect, subject to the escheatment of any unclaimed amounts pursuant to applicable state law.

If any interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date of any of the debt securities is not a Business Day at any Place of Payment, then payment of principal and any premium or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date, as the case may be.

Book-Entry; Delivery and Form

If the debt securities of any series will be issued in the form of one or more global debt securities in fully registered form, without interest coupons (each, a “global debt security”), each global debt security will be deposited with, or on behalf of, a custodian for the applicable depository (“Depository”) and will be registered in the name of the Depository or its nominee. Unless we specify otherwise in a supplemental prospectus, the Depository for the global debt securities will be The Depository Trust Company, New York, New York. Investors may hold their beneficial interests in a global debt security directly through the Depository, if they are participants (as defined below) in the Depository’s electronic book-entry registration and transfer system, or indirectly through organizations that are participants in the system.

Except as set forth below, the global debt securities may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor depository or any nominee of such successor. Beneficial interests in global debt securities may not be exchanged for debt securities in definitive certificated form (“certificated debt securities”) except in the limited circumstances described below.

All interests in the global debt securities will be subject to the procedures and requirements of the Depository.

Certificated Debt Securities. The indentures provide that the global debt securities of any series will be exchangeable for certificated debt securities of that series if:

(a)

the Depository notifies us that it is unwilling or unable to continue as Depository for the global debt securities of that series or the Depository for the global debt securities of that series ceases to be a clearing agency registered as such under the Exchange Act, if so required by the applicable law or regulation, and no successor Depository for the global debt securities of that series shall have been appointed within 90 days of such notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

(b)

we, in our sole discretion, determine that the debt securities of that series will no longer be represented by global debt securities and execute and deliver to the applicable trustee an order to the effect that the global debt securities of that series shall be so exchangeable; or

(c)	an Event of Default has occurred and is continuing with respect to the debt securities of that series.

Upon any such exchange, we will execute, and the applicable trustee will authenticate and deliver, certificated debt securities of the applicable series in exchange for interests in the global debt securities of that series. We anticipate that those certificated debt securities will be registered in such names as the Depository instructs the trustee and that those instructions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global debt securities of that series.

Book-Entry System. The Depository has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve system;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depository holds securities of institutions that have accounts with the Depository (“participants”) and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The Depository’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own the Depository. Indirect access to the Depository’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

We expect that, upon the issuance of a global debt security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of participants. Ownership of beneficial interests in such global debt security will be limited to participants or persons that may hold interests, directly or indirectly, through participants. Ownership of beneficial interests in such global debt security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depository or its nominee (with respect to participants’ interests) and records maintained by participants and indirect participants (with respect to the owners of beneficial interests in the global debt securities other than participants). Likewise, beneficial interests in a global debt security may be transferred only in accordance with the Depository’s procedures, in addition to those provided for under the indentures. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such debt securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global debt securities.

So long as the Depository or its nominee is the registered holder of the global debt security of any series, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related debt securities for all purposes under the applicable indenture. Except as described herein, owners of beneficial interests in such global debt security will not be entitled to have the debt securities represented by such global debt security registered in their names and will not receive or be entitled to receive physical delivery of certificated debt securities. In addition, owners of beneficial interests in such global debt security will not be considered to be the owners or registered holders of the debt securities represented by those beneficial interests under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global debt security of any series must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the person or persons through which such person owns its beneficial interest in order to exercise any right of a registered holder of debt securities of that series. We understand that under existing industry practice, if the Depository is entitled to take any action as the registered holder of a global debt security, the Depository or its nominee would authorize its participants to take such action and that the participants and the indirect participants would authorize owners of beneficial interests owning through them to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and any premium or interest on debt securities represented by a global debt security registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered holder of such global debt security. We expect that the Depository or its nominee, upon receipt of any payment in respect of a global debt security, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of the Depository or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of the Depository. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in any global debt security or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between the Depository and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

The information in this subsection “—Book-Entry; Delivery and Form” concerning the Depository and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Holding Company Structure

The debt securities will initially be guaranteed by certain of our subsidiaries. See “—Guarantees” below. However, subsidiaries of ours that are not Guarantors of the debt securities can generate significant revenues and income for us and may hold a significant amount of our consolidated assets. We refer to these subsidiaries as the “Non-Guarantor Subsidiaries.”

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debt securities, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash. Our subsidiaries are separate and distinct legal entities, and the Non-Guarantor Subsidiaries have no obligation to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, depend on their results of operations and are subject to other business considerations.

Because of our holding company structure, the debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries. These liabilities may include secured and unsecured indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any Non-Guarantor Subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are a creditor of one of our Non-Guarantor Subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us.

See “—Ranking—Subordination of Senior Subordinated Debt Securities and Guarantees” below for information as to the terms on which the senior subordinated debt securities and the related Guarantees will be subordinated in right of payment to Senior Indebtedness. The debt securities and the Guarantees will also be effectively subordinated to our secured indebtedness and to the secured indebtedness of the Guarantors, respectively.

Guarantees

Each indenture provides that payment of principal of, and any premium and interest on, the debt securities issued thereunder will be unconditionally guaranteed, jointly and severally, on an unsecured basis by the Guarantors.

Each indenture provides that the obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding this limitation, a court would not find that a Guarantee violated applicable fraudulent conveyance, fraudulent transfer or other similar laws. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt of the Guarantor or take other action detrimental to holders of the debt securities, including directing the return of any payments received by holders from the applicable Guarantor.

Ranking of Guarantees. For information regarding the ranking of the Guarantees of the senior debt securities and the Guarantees of the senior subordinated debt securities, see “—Ranking” below.

Release of Guarantors. Each indenture provides that, for so long as we are a party to or bound by the terms of any Substitute Credit Facility, if a Guarantor is released from all of its guarantees under or pursuant to all Substitute Credit Facilities, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under such indenture and its Guarantee of the debt securities issued under such indenture without any further action required on the part of us, the other Guarantors, the trustee under such indenture or any holder of debt securities issued under such indenture; provided that all guarantees by such Guarantor of any other Indebtedness of ours and of any of our Subsidiaries are terminated at or prior to the time of such release. Each indenture also provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if a Guarantor shall cease to be a Domestic Significant Subsidiary, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under such indenture and its Guarantee of the debt securities issued under such indenture without any further action required on the part of us, the other Guarantors, the trustee under such indenture or any holder of debt securities issued under such indenture; provided that all guarantees by such Guarantor of any other Indebtedness of ours and of any of our Subsidiaries (other than, in the case of the senior subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the senior subordinated indenture) are terminated at or prior to the time of such release.

Additional Guarantors. Each indenture provides that, for so long as we are a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not then a Guarantor guarantees any indebtedness or other obligations of ours under any Substitute Credit Facility, then, contemporaneously with or prior to the effectiveness of such guarantee, we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture. Each indenture also provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not a Guarantor either (a) is or becomes a Domestic Significant Subsidiary or (b) guarantees any Subject Notes, then we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

Each indenture also provides that, anything therein to the contrary notwithstanding, we will not cause or permit any of our Subsidiaries to guarantee any of the Subject Notes unless such Subsidiary is either a Guarantor of the debt securities under such indenture or, contemporaneously with or prior to the effectiveness of such Subsidiary’s guarantee of such Subject Notes, such Subsidiary enters into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

As used in the three preceding paragraphs, the term “guarantee” (but not the term “Guarantee”) means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay principal of or interest on (or advance or supply funds or pledge assets for the purchase or payment of the principal of or payment of interest on) Indebtedness of such other Person (whether by agreement to provide additional capital or to maintain financial condition or other similar agreement), and such term, when used as a verb in any of the three preceding paragraphs, shall have a correlative meaning.

Ranking

Ranking of Senior Debt Securities and Guarantees

Our senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. Each Guarantee of senior debt securities by a Guarantor will be an unsecured senior obligation of such Guarantor and will rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated indebtedness and guarantees. However, the senior debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries, and the senior debt securities and each Guarantor’s Guarantee of the senior debt securities will also be effectively subordinated to all existing and future secured indebtedness of ours and of such Guarantor, respectively, all as described above under “—Holding Company Structure.”

Subordination of Senior Subordinated Debt Securities and Guarantees

Our senior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of our existing and future Senior Indebtedness, including the senior debt securities. Each Guarantee of senior subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities.

The senior subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the senior subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the senior subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the senior subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the senior subordinated debt securities, and states that such Debt shall not be senior in right of payment to the senior subordinated debt securities or to the Guarantees of the senior subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the senior subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect of the senior subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the senior subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the senior subordinated debt securities.

The senior subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of any senior debt securities issued by us under the senior indenture shall constitute Senior Indebtedness of such Guarantor.

Anti-Layering Covenant. The senior subordinated indenture provides that neither we nor any Guarantor of the senior subordinated debt securities will incur any Debt that is subordinated by the terms of the instrument creating such Debt in right of payment to any other Debt of ours or of such Guarantor, respectively, and that is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinate and junior in right of payment to, the senior subordinated debt securities or such Guarantor’s Guarantee of the senior subordinated debt securities, respectively. The senior subordinated indenture provides that, for purposes of the preceding sentence, references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others. Other than the foregoing, the senior subordinated indenture does not limit the amount of Debt, including Senior Indebtedness, that we or any Guarantor may incur.

Subordination Following Insolvency or Bankruptcy. The senior subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of senior subordinated debt securities are entitled to receive any payment on account of the principal of (or premium, if any) or unpaid interest on or any other amount owing in respect of the senior subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of senior subordinated debt securities would be entitled but for the subordination provisions in the senior subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

If, notwithstanding the provisions described in the preceding paragraph, the trustee under the senior subordinated indenture or the holder of any senior subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “—Consolidation, Merger and Sale of Assets” will not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “—Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities. If payment of any of our senior subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the senior subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the senior subordinated debt securities only if we are permitted to do so under the subordination provisions of our senior subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of (or premium, if any) or unpaid interest on or any other amount owing in respect of the senior subordinated debt securities, and we may not acquire any senior subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a failure by us to make any payment in respect of that Senior Indebtedness when due or within any applicable grace period (a “Payment Default”), that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the senior subordinated debt securities and may acquire senior subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the senior subordinated indenture otherwise permit the payment or acquisition of senior subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the senior subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations to make payments under its Guarantee of our senior subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) as our obligations to make payments on our senior subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the senior subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the senior subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the senior subordinated debt securities, all on terms substantially similar to those described above under “—Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the senior subordinated debt securities if the senior subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “—Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities” and “—Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “—Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the senior subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the senior subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person will not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “—Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “—Guarantees—Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “—Guarantees—Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our senior subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our senior subordinated debt securities.

If this prospectus is being delivered in connection with a series of senior subordinated debt securities, a supplemental prospectus, or the information incorporated or deemed incorporated by reference in this prospectus, will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Certain Covenants

Unless otherwise expressly provided in a supplemental prospectus, the following covenants will apply with respect to each series of senior debt securities but will not apply with respect to any series of senior subordinated debt securities.

Except as described below with respect to the senior indenture, none of the indentures limit the amount of secured or unsecured indebtedness or the amount of lease obligations or other liabilities that may be incurred by us, our subsidiaries or entities in which we have an ownership interest but which do not constitute subsidiaries. Neither we nor any of our subsidiaries is restricted under any of the indentures from paying dividends or issuing or repurchasing securities. In addition, none of the indentures contains any provision that would permit holders of debt securities issued under that indenture to require us to repurchase those debt securities if there is a change in control of us or otherwise, nor do any of the indentures contain provisions intended to protect investors if there is a recapitalization, highly leveraged transaction or other similar transaction affecting us or our subsidiaries. However, the terms of our 6.875% Senior Notes due 2027, our 4.80% Senior Notes due 2029, our 7.25% Senior Notes due 2030, and our 4.00% Senior Notes due 2031, all of which were issued under the senior indenture, require us to repurchase those notes if there is a change in control of us, as described in the respective terms of those notes. A supplemental prospectus relating to the debt securities of the series offered thereby will describe, if applicable to those debt securities, the terms on which we will be required to be repurchase those debt securities if there is a change in control of us.

As described below, the senior indenture contains a covenant that limits our ability and the ability of our Restricted Subsidiaries to incur Secured Debt and a covenant that limits our ability and the ability of our Restricted Subsidiaries to enter into certain Sale and Leaseback Transactions. However, these covenants are subject to a number of important exceptions and limitations and prospective purchasers of senior debt securities should carefully review the information with respect to these covenants and the related definitions appearing below. In that regard, the senior indenture does not limit the amount of indebtedness that is not Secured Debt or the amount of lease obligations (other than lease obligations under certain Sale and Leaseback Transactions or that constitute Secured Debt) or other liabilities that may be incurred by us and our Restricted Subsidiaries, nor does the senior indenture limit the amount of indebtedness, whether secured or unsecured, or the amount of lease obligations or other liabilities that may be incurred by our subsidiaries which are not Restricted Subsidiaries or by entities in which we have an ownership interest but do not constitute Restricted Subsidiaries.

The senior indenture contains, among others, the following covenants:

Restrictions on Secured Debt. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt; provided that this restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt that is secured by Security Interests:

(1)

on (a) model homes, (b) homes held for sale, (c) homes that are under contract for sale, (d) contracts for the sale of homes, (e) land (improved or unimproved), (f) manufacturing plants, (g) warehouses or (h) office buildings, and fixtures and equipment located thereat or thereon;

(2)

on property at the time of its acquisition by us or a Restricted Subsidiary which Security Interests secure obligations assumed by us or a Restricted Subsidiary in connection with the acquisition of such property or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects any property that we or a Restricted Subsidiary own prior to such transaction);

(3)	arising from conditional sales agreements or title retention agreements with respect to property we or a Restricted Subsidiary acquire;

(4)	incurred by us or a Restricted Subsidiary in connection with pollution control, industrial revenue, water, sewage or any similar financing;

(5)

securing Indebtedness of a Restricted Subsidiary owing to us or a Restricted Subsidiary that is wholly owned (directly or indirectly) by us and Security Interests securing our Indebtedness owing to a Guarantor; and

(6)

for the sole purpose of extending, renewing or replacing in whole or in part Secured Debt referred to in the foregoing clauses (1) to (5), inclusive, or in this clause (6); provided, however, that the Secured Debt excluded pursuant to this clause (6) shall be excluded only in an amount not to exceed the principal amount of the Secured Debt being extended, renewed, or replaced at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the assets subject to the Security Interest so extended, renewed or replaced (plus refurbishment of or improvements thereon or thereto).

In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the senior debt securities, if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under “—Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

A substantial portion of the book value of our assets and the assets of our Restricted Subsidiaries could be pledged to secure Indebtedness without violating the foregoing covenant. Among other things, this covenant allows us and our Restricted Subsidiaries to incur Indebtedness secured by homes held for sale, homes that are under contract for sale, contracts for the sale of homes and both improved and unimproved land, which in the past have typically represented a substantial portion of the book value of our consolidated assets. Accordingly, investors should be aware that this covenant allows us and/or our Restricted Subsidiaries to incur substantial amounts of Secured Debt without being required to equally and ratably secure the senior debt securities.

The provisions described above with respect to limitations on Secured Debt are also not applicable to certain types of Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any of our subsidiaries that is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the date of the senior indenture, unless:

(1)	notice is promptly given to the trustee under the senior indenture of the Sale and Leaseback Transaction;

(2)	we or the relevant Restricted Subsidiary receive fair value for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors delivered to the trustee); and

(3)

we or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:

•

to the redemption, repayment or retirement of (a) any senior debt securities outstanding under the senior indenture, (b) any of our indebtedness that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the senior debt securities issued under the senior indenture, or (c) any indebtedness of any Guarantor that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Guarantee of such Guarantor, and/or

•	to the purchase by us or any Restricted Subsidiary of property used in our or its respective trade or business.

These provisions will not apply to a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to us or the applicable Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less. In addition, these provisions will not apply to a Sale and Leaseback Transaction that we and our Restricted Subsidiaries enter into if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) of the first paragraph under “—Restrictions on Secured Debt” above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under this caption “—Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

Consolidation, Merger and Sale of Assets

Each indenture provides that neither we nor any of the Guarantors will, in any transaction or series of related transactions, consolidate or merge with or into any other Person or sell, lease, assign, transfer or otherwise convey all or substantially all its properties and assets to any other Person unless:

•

either (1) we or such Guarantor, as the case may be, shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us or such Guarantor, as the case may be) formed by or resulting from the consolidation or merger or to which such properties and assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is, in the case of a merger, consolidation or other such transaction involving us, a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all our other obligations under such indenture and the debt securities outstanding thereunder, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of any debt securities outstanding under such indenture that are convertible or exchangeable into Common Stock or other securities and for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture, and (B) is, in the case of a merger, consolidation or other such transaction involving a Guarantor, a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) shall expressly assume, by a supplemental indenture, the due and punctual performance and observance of all the Guarantor’s obligations under such indenture (including its Guarantee), and which supplemental indenture shall provide for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture;

•

immediately after giving effect to such transaction or transactions, no Event of Default under such indenture, and no event that, after notice or lapse of time or both, would become an Event of Default under such indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by such indenture.

Upon any consolidation by us or any Guarantor with, or any merger of us or any Guarantor into, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of ours or any Guarantor to any Person in accordance with the provisions of either indenture described above, the successor Person formed by the consolidation or into which we are or such Guarantor is, as the case may be, merged or to which the sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, us or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, and may exercise every right and power of ours or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, under such indenture with the same effect as if such successor Person had been named as us or such Guarantor, as applicable, therein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under such indenture and, in the case of a transaction involving us, the debt securities issued under such indenture or, in the case of a transaction involving a Guarantor, its Guarantee of such debt securities.

Events of Default

An “Event of Default” with respect to the debt securities of any series issued under either indenture is defined as being:

(1)	default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

(2)

default in payment of any principal of, or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of Common Stock or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)

default by us or any Guarantor in the performance of, or breach of, any other covenant or warranty in such indenture or in any debt security of that series (other than a covenant or warranty included in such indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default or breach for a period of 60 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5)

a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of ours or any of our Significant Subsidiaries, whether such Indebtedness existed on the date of such indenture or shall be created thereafter, if (a) such default results from the failure to pay any such Indebtedness when due (provided that no such failure to pay Indebtedness when due shall be deemed to have occurred so long as we or such Significant Subsidiary, as the case may be, shall be contesting whether such Indebtedness is due in good faith by appropriate proceedings) or as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the sum of (x) the principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness when due or the maturity of which has been so accelerated, equals $20,000,000 or more, individually, or $40,000,000 or more, in the aggregate, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;

(7)

the Guarantee of any Guarantor ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with such indenture) or is declared by a court or governmental authority of competent jurisdiction to be null and void or unenforceable or the Guarantee of any Guarantor is found by a court or governmental authority of competent jurisdiction to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of such indenture); or

(8)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to a series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture requires the trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series outstanding under that indenture, to mail notice of such default, if known to the trustee, to all holders of debt securities of that series unless the default has been cured or waived. However, each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal or any premium or interest) if the trustee in good faith determines it is in the interest of the holders to do so, and that, in the case of any default described under clauses (4) or (8) above with respect to the debt securities of such series, no such notice shall be given until at least 30 days after the occurrence thereof. As used in this paragraph, the term “default” means any event or condition that is, or with notice or lapse of time or both would be, an Event of Default with respect to the debt securities of the applicable series.

If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Each indenture provides that, subject to the duty of the trustee thereunder during a default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series issued under that indenture unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture with respect to the debt securities of that series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture under which such debt securities were issued or for any remedy thereunder unless:

(1)	such holder previously has given written notice to the trustee under such indenture of a continuing Event of Default with respect to debt securities of that series;

(2)

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

(3)	in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to institute any such proceeding; and

(4)

during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indentures, each indenture provides that the holder of any debt security issued thereunder shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium or interest on such debt security on the respective dates such payments are due, and to receive any payments required to be made by any Guarantor pursuant to its Guarantee when due, and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange such debt security in accordance with its terms, and to institute suit for the enforcement of any such payment or any such right to convert or exchange, and that such right shall not be impaired without the consent of such holder.

We are required to furnish to the trustee annually a statement as to any default in the performance of our obligations under the applicable indenture. Each of the Guarantors also is required to furnish to the trustee annually a statement as to any default in the performance of its obligations under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

Each indenture provides that, upon our direction, such indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by us (subject to the survival of certain provisions thereof) when:

(1)

either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding debt securities of such series have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption by us within one year and, in each case, we have deposited with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date thereof, as the case may be;

(2)	we have paid all other sums payable under such indenture with respect to the debt securities of such series; and

(3)	certain other conditions specified in the indenture are met.

Subject to meeting the conditions described below, we may elect with respect to any series of debt securities either:

(1)

to defease and be discharged from any and all obligations with respect to the debt securities of such series (except for, among other things, the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold money for payment in trust) (“defeasance”); or

(2)

to be released from our obligations with respect to the debt securities of such series under certain restrictive covenants in the indenture (including, in the case of any series of senior debt securities, the covenants described above under “—Certain Covenants—Restrictions on Secured Debt” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions”), and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series (“covenant defeasance”);

in either case upon the irrevocable deposit with the applicable trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations that through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay the principal of and any premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. Upon any defeasance (but not covenant defeasance) of the debt securities of any series, the Guarantors will be released from their Guarantees of the debt securities of that series.

Such defeasance or covenant defeasance with respect to the debt securities of any series shall be effective if, among other things,

(1)

it shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or is bound;

(2)

in the case of defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel stating that (A) we have received from, or there has been published by, the IRS a ruling, or (B) since the date of the applicable indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3)

if the action is taken under the senior subordinated indenture, no event or condition exists that, pursuant to the subordination provisions in that indenture, would prevent us, or with notice or lapse of time or both would prevent us, from making payments on the debt securities of that series on the date we make the deposit of cash or Government Obligations into trust or at any time during the period ending on and including the 91st day after the date of such deposit into trust;

(4)

in the case of covenant defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(5)

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, we shall have given the applicable trustee irrevocable instructions to redeem such debt securities on such date.

It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event that, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of deposit of cash or Government Obligations into trust and, solely in the case of defeasance, no Event of Default described in clause (6) of the first paragraph under “—Events of Default” above shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit into trust.

If we effect covenant defeasance with respect to the debt securities of any series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default with respect to the debt securities of such series. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such debt securities at the time of any acceleration resulting from such Event of Default. However, we and the Guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Modification, Waivers and Meetings

Each indenture contains provisions permitting us, the Guarantors and the applicable trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under such indenture that is affected by the modification or amendment, to modify, amend or eliminate any of the provisions of such indenture (including the Guarantees of the debt securities of such series) or of the debt securities of such series or the rights of the holders of the debt securities of such series under such indenture; provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, on, or any installment of interest, if any, on any debt securities;

•	reduce the principal amount of any debt securities or any premium on any debt securities;

•	reduce the rate of interest on any debt securities;

•	reduce the amount payable on any debt securities upon redemption thereof by us;

•	change any place where, or the currency in which, any debt securities are payable;

•	impair a holder’s right to institute suit to enforce the payment of any debt securities when due;

•

modify in any manner adverse to holders the obligations of the Guarantors in respect to the due and punctual payment of the principal of, or premium or interest, if any, on any debt securities or release any Guarantor from its obligations under its Guarantee otherwise than in accordance with the terms of such indenture; or

•

reduce the aforesaid percentage of debt securities of any series issued under such indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

without in each such case obtaining the consent of each holder of each outstanding debt security issued under such indenture so affected.

In addition, we may not amend our senior subordinated indenture to alter the subordination of any outstanding debt securities issued under that indenture without first obtaining the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected by the amendment.

Each indenture also contains provisions permitting us, the Guarantors and the applicable trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend such indenture in order to, among other things:

•	add to the Events of Default or the covenants made by us or the Guarantors for the benefit of the holders of all or any series of debt securities issued under such indenture;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to cure any ambiguity or correct or supplement any provision therein that may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under such indenture that shall not adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder;

•

to provide for the assumption of our or a Guarantor’s obligations in the case of a merger, consolidation or sale, lease, assignment, transfer or other conveyance of all or substantially all of our or its properties and assets in accordance with the provisions of the indenture;

•	to secure the debt securities;

•	to add Guarantors or to evidence the release of any Guarantor in accordance with the provisions of the indenture;

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by us and the Guarantors with certain covenants and other provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities of such series; or in the case of any debt securities that are convertible into or exchangeable for Common Stock or other securities or property, a default in any such conversion or exchange; or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under an indenture or are present at a meeting of holders of debt securities for quorum purposes, any debt security of that series owned by us or any Guarantor or any other obligor on such debt securities or the Guarantees of such debt securities or any Affiliate of ours, any Guarantor or such other obligor shall be deemed not to be outstanding.

Applicable Law

The indentures, the Guarantees and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

Regions Bank is the trustee under the senior indenture. Regions Bank is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships.

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series outstanding under the applicable indenture at the date of determination, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bankruptcy Laws” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means our board of directors or any committee of that board duly authorized to act generally or in any particular respect for us under the applicable indenture.

“Capital Lease” means with respect to any Person at any date, any lease of property the liability under which, in accordance with generally accepted accounting principles, is required to be capitalized on such Person’s balance sheet or for which the amount of the liability thereunder is required to be disclosed in a note to such balance sheet.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of such Person, including, without limitation, common stock, preferred stock, limited liability company interests and partnership and joint venture interests; provided that, notwithstanding the foregoing, the term “Capital Stock,” as used in the proviso to the definition of “Common Stock,” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Common Stock” of any Person means all Capital Stock of the Person that is generally entitled to (1) vote in the election of directors of the Person or (2) if the Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of the Person; provided that, notwithstanding the foregoing, the term “Common Stock,” as used in the proviso to the definition of “Subsidiary,” of any Person means all Capital Stock of such Person that is generally entitled to: (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of KB Home and its Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1)

all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106 (now referred to as Accounting Standards Codification Topic 715, Compensation—Retirement Benefits);

(2)	investments in Subsidiaries that are not Restricted Subsidiaries; and

(3)	all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Debt” means, with respect to any Person at any date, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (5) all obligations of such Person as lessee under Capital Leases, (6) all Debt of others for the payment of which such Person is responsible or liable as obligor or guarantor and (7) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

“Domestic Significant Subsidiary” means, as of any date of determination, a Significant Subsidiary (1) that is organized under the laws of the United States or any state thereof or the District of Columbia and (2) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with GAAP) is located in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Financial Services Subsidiary” means KB HOME Mortgage Company, an Illinois corporation, and any other Subsidiary, if any, engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of debt securities issued under the applicable indenture, such accounting principles as are generally accepted in the United States as of the date or time of any computation required thereunder; provided that, notwithstanding the foregoing, the term “generally accepted accounting principles,” as used in the subordination provisions of the senior subordinated indenture and in the definition of “Capital Lease,” means generally accepted accounting principles as in effect and implemented by us from time to time.

“Guarantor” or “Guarantors” means, with respect to the debt securities issued under either indenture, (1) KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc., and KB HOME South Bay Inc., each a California corporation; KB HOME Florida Inc. and KB HOME Raleigh-Durham, each a Delaware corporation, KB HOME Fort Myers LLC, KB HOME Jacksonville LLC, KB HOME Orlando LLC, KB HOME Treasure Coast LLC, and KBHPNW LLC, each a Delaware limited liability company; KB HOME Las Vegas Inc., a Nevada corporation; KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation; KB HOME Phoenix Inc. and KB HOME Tucson Inc., each an Arizona corporation; and KB HOME Colorado Inc., a Colorado corporation (excluding from this clause (1), with respect to debt securities issued under the senior subordinated indenture, any such Person that is not a party to such indenture); and, with respect to debt securities issued under the senior subordinated indenture, any other Person party to such indenture as a guarantor of such debt securities, and (2) any Person that becomes a guarantor of debt securities under such indenture pursuant to the provisions described above under “—Guarantees—Additional Guarantors,” or otherwise enters into a supplemental indenture pursuant to which such Person becomes a guarantor of debt securities under such indenture, but excluding in each case any Person whose Guarantee has been released pursuant to such indenture. If a successor Person replaces any of the Guarantors named in clause (1) of the preceding sentence in accordance with the provisions of the applicable indenture, the term “Guarantor” shall, for purposes of such indenture, thereafter include such successor instead of the Guarantor originally named in such clause (1).

“Indebtedness” means, without duplication, with respect to any Person,

(1)

any liability of such Person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation, or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2)	any liability of others described in the preceding clause (1) that such Person has guaranteed or that is otherwise its legal liability;

(3)

all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

(4)	any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Non-Recourse Indebtedness” means Indebtedness secured by a Security Interest in or on property to the extent that the liability for such Indebtedness (and any premium, if any, and interest thereon) is limited to the security of such property without liability on our part or on the part of any of our Subsidiaries for any deficiency, including liability by reason of any agreement by us or any of our Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such Indebtedness, but provided that obligations or liabilities of ours or our Subsidiaries solely for indemnities, covenants or breaches of warranties, representations or covenants in respect of any Indebtedness will not prevent such Indebtedness from being classified as Non-Recourse Indebtedness.

“Person” means any individual, Corporation, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. As used in the immediately preceding sentence, the term “Corporation” means corporations, partnerships, associations, limited liability companies and other companies, and business trusts. Notwithstanding the foregoing provisions of this paragraph, the term “Person,” as used in the subordination provisions of the senior subordinated indenture, in the definitions of “Capital Lease,” “Debt” and “Trade Payables” and in the proviso to the definitions of “Capital Stock,” “Common Stock” and “Subsidiary,” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redeemable Capital Stock” means any Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is required or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series outstanding under the applicable indenture, or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Subsidiary which is not a Financial Services Subsidiary.

“Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of our Consolidated Net Tangible Assets as of the date of determination or (b) another property or group of properties (not including model homes) whose book value exceeds 5% of our Consolidated Net Tangible Assets as of the date of determination, in each case if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in or on any of our property or any property of any Restricted Subsidiary or (ii) a Security Interest in or on shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in or on equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in or on our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we have or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness that is secured exclusively by “land under development,” “land held for future development,” or “improved lots and parcels,” as such categories of assets are determined in accordance with GAAP. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation S-X was in effect on June 1, 1996).

“Subject Notes” means, with respect to any series of debt securities issued under an indenture, debt securities of any other series issued under that indenture.

“Subsidiary” means any (1) corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries and (2) entity other than a corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries; provided that, notwithstanding the foregoing, the term “Subsidiary,” as used in the subordination provisions of the senior subordinated indenture and in the definition of “Senior Indebtedness,” of any Person means (a) any corporation at least a majority of the aggregate voting power of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person, and (b) any entity other than a corporation at least a majority of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person.

“Substitute Credit Facility” means any credit facility (as the same may be amended, supplemented or modified from time to time) of ours which is created subsequent to December 18, 2003 and which replaces all or part of our Revolving Loan Agreement, dated as of October 24, 2003 (as amended, supplemented or modified from time to time) or a Substitute Credit Facility, so long as we are a borrower under such Substitute Credit Facility.

“Trade Payables” means, with respect to any Person, accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 290,000,000 shares of common stock, with 61,309,728 shares of our common stock outstanding on May 31, 2026, and 2,343,518 shares of our common stock held in treasury on such date. We are also authorized to issue (i) 25,000,000 shares of special common stock, none of which is outstanding, and (ii) 10,000,000 shares of preferred stock, none of which is outstanding. At December 31, 2025, our common stock was held by 473 holders of record.

The following summarizes certain provisions of our restated certificate of incorporation. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation. We have filed copies of these documents with the SEC and have incorporated them by reference as exhibits to the registration statement of which this prospectus is a part. You should read these documents, which may be obtained as described above under “Where You Can Find More Information.”

Common Stock and Special Common Stock

Voting. Our common stock and special common stock generally have identical rights, except holders of common stock are entitled to one vote per share while holders of our special common stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders and except that holders of our special common stock have the conversion rights described below. Holders of common stock and special common stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of common stock and special common stock, voting together as a single class, subject to any voting rights of holders of any outstanding preferred stock. Any amendments to our restated certificate of incorporation generally must be approved by a majority of the combined voting power of all shares of common stock and special common stock, voting together as a single class. However, an amendment that adversely affects the rights of the common stock or special common stock must be approved by a majority of the votes entitled to be cast by holders of the affected class, voting as a separate class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the common stock and special common stock voting together as a single class.

Preemptive Rights; Conversion. Our common stock and special common stock have no preemptive rights, and neither provides for redemption. Our common stock is not convertible into any other securities. If we make a tender or exchange offer for shares of our common stock or if another person makes a tender offer for our common stock, each share of special common stock will be convertible at the option of the holder into one share of common stock solely to enable those shares of common stock to be tendered pursuant to that offer. Each share of special common stock converted into common stock and not purchased pursuant to that offer will be automatically reconverted into one share of special common stock. All our outstanding shares of common stock are fully paid and nonassessable and shares of our special common stock, if issued, will be fully paid and nonassessable.

Dividends. Subject to any prior dividend rights of our outstanding preferred stock, if any, holders of our common stock and special common stock may receive dividends and distributions from funds legally available for dividends in the discretion of our board of directors. Holders of common stock and special common stock will share equally in all dividends and distributions on a per share basis. If we pay dividends or other distributions in capital stock other than preferred stock (including stock splits), only shares of common stock will be distributed with respect to common stock and only shares of special common stock will be distributed with respect to special common stock, in each case in an amount per share equal to the amount per share distributed with respect to the common stock or the special common stock, as the case may be. If we combine or reclassify our common stock or special common stock, the shares of each such class will be combined or reclassified so as to retain the proportionate interest of each class after giving effect to the combination or reclassification.

Distributions on Liquidation. The common stock and special common stock are entitled to share pro rata in any distribution upon our liquidation, dissolution or winding up, after payment or provision for our liabilities and after giving effect to any liquidation preference of any preferred stock.

Reorganization, Consolidation or Merger. If we reorganize, consolidate or merge, each holder of a share of common stock will receive the same kind and amount of property that a holder of a share of special common stock receives, and each holder of a share of special common stock will receive the same kind and amount of property receivable by a holder of common stock.

Preferred Stock

We are authorized to issue preferred stock in one or more series with the designations, rights, preferences and limitations determined by our board of directors, including the consideration to be received for the preferred stock, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock and special common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock or special common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock and special common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our restated certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock and special common stock.

Additional Provisions of Our Restated Certificate of Incorporation

We have adopted certain defensive measures, including restricting stockholders’ ability to call special meetings of stockholders and amending our restated certificate of incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to us. In addition, our restated certificate of incorporation prohibits stockholder action by written consent.

These defensive measures could require a potential acquiror of us to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of our stockholders than might otherwise be the case. These measures may also discourage a proxy contest or make it more difficult to complete a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that would give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, if a person or group acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) without prior board of directors approval, the interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least 85% of the corporation’s voting stock (excluding from the outstanding voting stock, shares held by persons who are directors and also officers and shares held pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by our board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section 203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by our board of directors.

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

A supplemental prospectus relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, depositary shares or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in a supplemental prospectus. We may offer depositary shares rather than offering fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a supplemental prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that supplemental prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of underlying preferred stock, as set forth in the applicable supplemental prospectus.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of such series of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the applicable series of preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the applicable series of preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary.

However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the underlying preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the underlying preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to holders of the underlying preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as holder of the underlying preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable supplemental prospectus, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing that holder’s obligations under the original purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or prefunded on some basis.

The applicable supplemental prospectus will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. This description is not complete and the description in the applicable supplemental prospectus will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary agreements, relating to the stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in an applicable supplemental prospectus differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that supplemental prospectus. Selected United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable supplemental prospectus.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of those methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a supplemental prospectus.

LEGAL MATTERS

Baker & McKenzie LLP, our outside counsel, will issue to us an opinion about the validity of the offered securities.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2025, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the securities registered hereby.

SEC registration fee	*
Legal fees	*	*
Accounting fees	*	*
Trustees’ fees	*	*
Printing and engraving expenses	*	*
Blue sky fees and expenses	*	*
Miscellaneous	*	*

*	We are registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Delaware Registrants

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise. It also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in a similar capacity at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the statute.

Article 6(d) of our restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify any other employees or agents to the full extent permitted by the DGCL.

Article 6(c) of our restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the DGCL.

We have purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by our directors and officers and by the directors and officers of the Guarantors. In addition, we have entered into agreements with each of our directors and executive officers, and certain other senior executives, that provide them with indemnification and advancement of expenses to supplement that provided under our restated certificate of incorporation and insurance policies, subject to certain requirements and limitations.

Each of KB HOME Florida Inc. and KB HOME Raleigh-Durham Inc. (each, a “Delaware Corporate Subsidiary”) is a corporation organized under the laws of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise. It also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in a similar capacity at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the statute.

Article 7 of the certificate of incorporation for KB HOME Florida Inc. provides that the corporation’s directors and officers will not be personally liable to the corporation or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors or officers to the full extent permitted by the DGCL. Article 7 of KB HOME Raleigh-Durham Inc.’s certificate of incorporation provides that the corporation’s directors will not be personally liable to the corporation or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the DGCL.

Article 6 of the bylaws for each Delaware Corporate Subsidiary provides that the corporation will indemnity its directors and officers to the full extent permitted by the DGCL.

Each of KB HOME Fort Myers LLC, KB HOME Jacksonville LLC, KB HOME Orlando LLC, KB HOME Treasure Coast LLC, and KBHPNW LLC (each, a “Delaware LLC Subsidiary”) is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each Delaware LLC Subsidiary’s limited liability company agreement provides that its member shall not have any liability whatsoever for the obligations or liabilities of such Delaware LLC Subsidiary, except solely to the extent provided in the Delaware Limited Liability Company Act.

In addition, each Delaware LLC Subsidiary’s limited liability company agreement limits the liability of, and provides indemnity to, (a) its member, any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the member, and any officers, directors, shareholders, partners, employees or authorized agents of its member or of any such person or other entity and (b) any officer, employee or authorized agent of such Delaware LLC Subsidiary or its affiliates ((a) and (b) collectively, “Covered Persons”), in each case for any loss, damage, claim or, with respect to indemnification only, expense (including, but not limited to, legal fees) incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) made in good faith on behalf of such Delaware LLC Subsidiary and in a manner reasonably believed to be within the scope of authority conferred by such Delaware LLC Subsidiary’s limited liability company agreement. No Covered Person, other than the member of such Delaware LLC Subsidiary, shall be entitled to limited liability or be indemnified for acts or omissions constituting gross negligence or willful misconduct.

Each Delaware LLC Subsidiary’s agreement further provides that its member shall be entitled to indemnification for any loss, damage, claim or expense (including, but not limited to, legal fees) it incurs by reason of any act or omission made in good faith on such Delaware LLC Subsidiary’s behalf. Each agreement also states that indemnity of such Delaware LLC Subsidiary’s member shall be provided solely out of such Delaware LLC Subsidiary’s available assets.

Each Delaware LLC Subsidiary’s agreement allows it to purchase and maintain insurance as its member deems reasonable on behalf of Covered Persons, and other persons or entities as the member shall determine, against any liability that may be asserted against, or expenses that may be incurred by, any such person or entity in connection with the activities of such Delaware LLC Subsidiary, in each case regardless of whether the agreement would allow for indemnification.

These provisions of each Delaware LLC Subsidiary’s agreement apply to any former member of such Delaware LLC Subsidiary for all acts or omissions made when it was a member to the same extent as if it were still a member.

California Registrants

KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc., and KB HOME South Bay Inc. are incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation who were or are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the California Corporations Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, shareholders vote, agreement or otherwise, and it permits a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability.

Article 5 of the Articles of Incorporation of KB HOME Coastal Inc. provides that the corporation’s directors will not be liable to the corporation for monetary damages to the fullest extent permitted by California law.

Article 6 of the Articles of Incorporation of each of KB HOME Coastal Inc. and KB HOME South Bay Inc. provides that such corporation may indemnify its agents for breaches of duty to the corporation and its shareholders in excess of indemnification expressly permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code, and may provide insurance for its agents as set forth in Section 317 of the California Corporations Code.

Article 5 of the Bylaws of KB HOME Coastal Inc. provides that KB HOME Coastal Inc. will indemnify its agents as permitted by Section 317 of the California Corporations Code. Article 5 of the Bylaws of each of KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc. and KB HOME South Bay Inc. provides that such corporation may indemnify its agents to the fullest extent permitted by the California Corporations Code. Each of these Articles permits the respective corporation to purchase insurance on behalf of its agents against liability asserted against or incurred by the agents in their capacity as such.

Nevada Registrants

KB HOME Las Vegas Inc. is incorporated under the laws of the State of Nevada. Nevada Revised Statutes 78.7502 provides that a corporation may indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the person’s being or having been a director, officer, employee or agent of the corporation or serving or having served at the request of the corporation in certain capacities with respect to another corporation or entity. The person to be indemnified (1) must not be liable for the breach of any fiduciary duties as a director, officer, employee or agent of the corporation involving intentional misconduct, fraud or a knowing violation of law or (2) must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Nevada Revised Statutes 78.752 provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in a similar capacity at another entity) for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

Section 4.17 of the Bylaws of KB HOME Las Vegas Inc. provides that KB HOME Las Vegas Inc. will indemnify directors and officers as permitted by Nevada Revised Statutes Section 78.7502.

Texas Registrants

KB HOME Lone Star Inc. and KBSA, Inc. are incorporated under the laws of the State of Texas. Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that an enterprise may indemnify any governing person (which term excludes officers), former governing person, or a delegate who was, is, or is threatened to be made a respondent or defendant in (i) a threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) an appeal of such an action or proceeding, or (iii) an inquiry or investigation that could lead to such an action or proceeding against judgments and reasonable expenses actually incurred, which expenses include reasonable attorneys’ fees, costs, penalties, settlements, fines, and excises or similar taxes in connection with a proceeding, if that person (x) acted in good faith, (y) reasonably believed, in the case of conduct in that person’s official capacity, that the person’s conduct was in the enterprise’s best interests and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (z) in the case of a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to any action in which a person has been found liable to the enterprise or found liable because the person improperly received a personal benefit, indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding and will not include a judgment, penalty, fine, excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law. Section 8.105 of the TBOC provides that an enterprise may indemnify a person who is not a governing person, including officers, agents or employees, and, in the case of officers, shall indemnify such officers to the same extent that indemnification is required for a governing person. Section 8.151 of the TBOC provides that an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify and hold harmless an existing or former governing person, delegate, officer, employee or agent against any liability asserted against and incurred by the person in that capacity or arising out of the person’s status in that capacity, and such insurance or other arrangement may apply without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability.

Section 8.01 of the Bylaws of KB HOME Lone Star Inc. provides that KB HOME Lone Star Inc. shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in (i) any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) any appeal in such an action, suit, or proceeding, or (iii) any inquiry or investigation that could lead to such an action, suit or proceeding because the person (x) is or was a director or officer of the corporation or (y) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, agent, or similar functionary of, or as a representative of the corporation at or to, another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted by the TBOC or other applicable law, as may be amended from time to time. Section 8.01 of the Bylaws of KB HOME Lone Star Inc. further provides that indemnification of a person who is or was an officer shall be made upon the same terms and conditions, in the same manner, and subject to the same limitations, as if such person were a director. Section 8.03 of the Bylaws of KB HOME Lone Star Inc. provides that KB HOME Lone Star Inc. may additionally identify any person covered by the grant of mandatory indemnification contained in Section 8.01 of the Bylaws to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

Article Nine of the Articles of Incorporation of KBSA, Inc. and Section 1 of Article 8 of the Bylaws of KBSA, Inc. each provides that KBSA, Inc. shall indemnify its directors and officers from and against all liabilities, costs and expenses incurred by them in such capacities and may purchase and maintain insurance coverage for and on behalf of such persons, in each case as and to the fullest extent permitted by the TBOC, as presently in effect or as may be amended. Section 2 of Article 8 of the Bylaws of KBSA, Inc. further provides that the indemnification right provided for in KBSA, Inc.’s Bylaws shall not be exclusive of any other rights to which any such director or officer may be entitled to under KBSA, Inc.’s Articles of Incorporation or Bylaws, or under any agreement or vote of shareholders, or as a matter of law or otherwise.

Arizona Registrants

KB HOME Phoenix Inc. and KB HOME Tucson Inc. are incorporated under the laws of the State of Arizona. Section 10-851(A) of the Arizona Revised Statutes (“ARS”) permits a corporation to indemnify a current or former director (which term includes an individual who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity) made a party to a proceeding against liability incurred in the proceeding if the director’s conduct was in good faith, the director reasonably believed, in the case of conduct in an official capacity with the corporation, that the conduct was in the corporation’s best interest, and in all other cases, that the conduct was at least not opposed to the corporation’s best interest, and in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful. With respect to proceedings by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. Under

ARS Section 10-855, the determination of whether a director has met the standard of conduct set forth in Section 10-851 must be made by either (a) a majority of the corporation’s directors not at the time parties to the proceeding, (b) special legal counsel selected by either (i) a majority vote of the disinterested directors or, (ii) if there are no disinterested directors, a majority vote of the corporation’s board, or (c) the shareholders (excluding shares owned or voted by directors who are at the time parties to the proceeding). ARS Section 10-851(A)(2) permits a corporation to indemnify a current or former director made a party to a proceeding for conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation pursuant to ARS Section 10-202(B)(2). Unless limited by a corporation’s articles of incorporation, ARS Section 10-852 requires a corporation to indemnify (i) a director who was the prevailing party (on the merits or otherwise) in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding, and (ii) an outside director against liability, unless a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in ARS Section 10-851(A) and does not otherwise determine that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Notwithstanding the foregoing, ARS Section 10-851(D) provides that a corporation may not indemnify a director (regardless of whether the director is an outside director) in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a financial benefit, or a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; provided, however, that a court of competent jurisdiction may determine that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case indemnification under ARS Section 10-851(A) shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

ARS Section 10-856 provides that a corporation may indemnify officers to the same extent as directors and, in the case of officers who are not also directors (or officers who are also directors but who are made a party to a proceeding based on an act or omission solely made as an officer), to the further extent as may be provided in the articles of incorporation, bylaws, a resolution of the board of directors, or contract, subject to certain exceptions and limitations. Further, ARS Section 10-856 provides that officers who are not directors are entitled to mandatory indemnification under ARS Section 10-852 described above to the same extent as directors.

ARS Section 10-857 provides that a corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under Arizona law.

Article VI of the Articles of Incorporation of each of KB HOME Phoenix Inc. and KB HOME Tucson Inc. provide that such corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation in all circumstances in which indemnification is permitted by law.

Colorado Registrant

KB HOME Colorado Inc. is incorporated under the laws of the State of Colorado. Section 7-109-102 of the Colorado Business Corporation Act (“CBCA”) provides that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (a “proceeding”), because that individual is or was a director or is an individual who, while a director, is or was serving at the corporation’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or employee benefit plan (a “director”), against liability (including reasonable expenses incurred in connection with such proceeding) if (a) the individual’s conduct was in good faith, (b)(i) in the case of conduct in such individual’s official capacity, the individual reasonably believed such conduct was in the best interests of the corporation and (ii) in all other cases, the individual reasonably believed that such conduct was not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual’s conduct was unlawful. Section 7-109-107 of the CBCA provides that a corporation may indemnify an officer to the same extent as a director and, in the case of an officer who is not also a director, to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract. An officer who is also a director is entitled to be indemnified to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract if the basis on which such officer is made a party to the proceeding is an act or omission solely as an officer.

Section 7-109-107 and, unless limited by a corporation’s articles of incorporation, Section 7-109-103 of the CBCA require that a corporation indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because such person is or was a director or officer of the corporation against reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-102 of the CBCA, indemnification may not be made in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct that permits the corporation to indemnify the director), or in connection with any other proceeding charging that a director derived an improper personal benefit and in which the director was adjudged liable on that basis. Notwithstanding the foregoing, unless otherwise provided in the corporation’s articles of incorporation, Section 7-109-105 of the CBCA permits a court to authorize indemnification in either of the foregoing scenarios if the court determines that (i) the corporation is required to indemnify or advance expenses to such director under the CBCA, the corporation’s articles of incorporation, its bylaws or in a resolution adopted or a contract approved by the board of directors or shareholders; or (ii) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case indemnification is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-108 of the CBCA, a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

Article Tenth, Paragraph 4 of the Articles of Incorporation, as amended, of KB HOME Colorado Inc. provides that KB HOME Colorado Inc. shall, to the fullest extent permitted by the CBCA (as may be amended or supplemented), indemnify all persons whom KB HOME Colorado Inc. shall have the power to indemnify under the CBCA from and against any and all expenses, liabilities, and other matters referred to or covered thereby. Article Tenth, Paragraph 4 of the Articles of Incorporation, as amended, of KB HOME Colorado Inc. further provides that the indemnification provided for therein (x) shall not be exclusive of any other rights to which an indemnified person may be entitled under or pursuant to any bylaw, agreement, shareholder or disinterested director vote, or otherwise, as to action both in such person’s official capacity and any other capacity while holding such office and (y) shall continue as to a person who ceased to be a director, officer, employee, fiduciary or agent, and shall inure to the benefit of such person’s heirs, executors and administrators.

Article Tenth, Paragraph 3 of the Articles of Incorporation, as amended, of KB HOME Colorado Inc. provides that the personal liability of the directors of KB HOME Colorado Inc. is eliminated to the fullest extent permitted by the provisions of the CBCA (as may be amended or supplemented).

Indemnification for Liabilities Arising under the Securities Act of 1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately preceding the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 16 by reference.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement relating to securities registered hereby.

4.1	Restated Certificate of Incorporation, as amended, filed as an exhibit to our Current Report on Form 8-K dated April 7, 2009 (File No. 001-09195), is incorporated by reference herein.

4.2	Certificate of Correction of Restated Certificate of Incorporation, as amended, filed as an exhibit to our 2024 Annual Report on Form 10-K (File No. 001-09195), is incorporated by reference herein

4.3	Amended and Restated By-Laws of KB Home, as amended, filed as an exhibit to our Current Report on Form 8-K dated April 18, 2024 (File No. 001-09195), is incorporated by reference herein.

4.4	Indenture relating to our Senior Notes among us, the Guarantors party thereto and Sun Trust Bank, Atlanta, dated January 28, 2004, filed as an exhibit to our Registration Statement No. 333-114761 on Form S-4, is incorporated by reference herein.

4.5	Fifth Supplemental Indenture, dated August 17, 2007, relating to our Senior Notes by and between us, the Guarantors named therein, and the Trustee, filed as an exhibit to our Current Report on Form 8-K dated August 22, 2007 (File No. 001-09195), is incorporated by reference herein.

4.6	Sixth Supplemental Indenture, dated as of January 30, 2012, relating to our Senior Notes by and between us, the Guarantors named therein, and the Trustee, filed as an exhibit to our Current Report on Form 8-K dated February 2, 2012 (File No. 001-09195), is incorporated by reference herein.

4.7	Seventh Supplemental Indenture, dated as of January 11, 2013, relating to our Senior Notes by and among us, the Guarantors named therein, and the Trustee, filed as an exhibit to our Current Report on Form 8-K dated January 11, 2013 (File No. 001-09195), is incorporated by reference herein.

4.8	Eighth Supplemental Indenture, dated as of March 12, 2013, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended May 31, 2013 (File No. 001-09195), is incorporated by reference herein.

4.9	Ninth Supplemental Indenture, dated as of February 28, 2014, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to our Post-Effective Amendment No. 4 to Form S-3 Registration Statement (No. 333-176930), is incorporated by reference herein.

4.10	Tenth Supplemental Indenture, dated as of January 22, 2019, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to our 2018 Annual Report on Form 10-K (File No. 001-09195), is incorporated by reference herein.

4.11	Eleventh Supplemental Indenture, dated as of January 20, 2022, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-239778) (File No. 001-09195), dated February 4, 2022, is incorporated by reference herein.

4.12	Twelfth Supplemental Indenture, dated as of January 19, 2023, by and among us, the Guarantors party thereto, the Additional Guarantor named therein and Regions Bank, as Trustee, filed as an exhibit to our 2022 Annual Report on Form 10-K (File No. 001-09195), is incorporated by reference herein.

4.13	Thirteenth Supplemental Indenture, dated as of January 16, 2026, by and among us, the Guarantors party thereto, the Additional Guarantor named therein and Regions Bank, as Trustee, filed as an exhibit to our 2025 Annual Report on Form 10-K (File No. 001-09195), is incorporated by reference herein.

4.14**	Form of Senior Debt Security.

4.15	Form of Senior Subordinated Indenture, filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-120458), is incorporated by reference herein.

4.16**	Form of Senior Subordinated Debt Security.

4.17	Form of Certificate for Common Stock, filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-14977), is incorporated by reference herein.

4.18**	Form of Certificate of Designation of Preferred Stock.

4.19**	Form of Certificate for Preferred Stock.

4.20**	Form of Deposit Agreement.

4.21**	Form of Depositary Receipt (to be included as an exhibit to the Deposit Agreement).

4.22**	Form of Purchase Contract Agreement.

4.23**	Form of Pledge Agreement.

4.24**	Form of Warrant Agreement (including form of warrant certificate).

5.1*	Opinion of Baker & McKenzie LLP as to the legality of securities to be issued.

22.1	List of Guarantor Subsidiaries, filed as an exhibit to our 2025 Annual Report on Form 10-K (File No. 001-09195), is incorporated herein by reference.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24*	Powers of Attorney (included on signature pages).

25.1*	Statement of Eligibility and Qualification Regions Bank as trustee under the Senior Indenture.

25.2**	Statement of Eligibility and Qualification of the Senior Subordinated Indenture Trustee under the Trust Indenture Act.

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB Home certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14 day of July, 2026.

KB HOME

By:	/s/ ROBERT V. MCGIBNEY
Robert V. McGibney
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT V. MCGIBNEY Robert V. McGibney	President, Chief Executive Officer and Director (Principal Executive Officer and Interim Principal Financial Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 14, 2026

/s/ JOSE M. BARRA Jose M. Barra	Director	July 14, 2026

/s/ ARTHUR R. COLLINS Arthur R. Collins	Director	July 14, 2026

/s/ DORENE C. DOMINGUEZ Dorene C. Dominguez	Director	July 14, 2026

/s/ KEVIN P. ELTIFE Kevin P. Eltife	Director	July 14, 2026

/s/ DR. STUART A. GABRIEL Dr. Stuart A. Gabriel	Director	July 14, 2026

/s/ DR. THOMAS W. GILLIGAN Dr. Thomas W. Gilligan	Director	July 14, 2026

/s/ CHERYL J. HENRY Cheryl J. Henry	Director	July 14, 2026

/s/ JODEEN A. KOZLAK Jodeen A. Kozlak	Director	July 14, 2026

/s/ JEFFREY T. MEZGER Jeffrey T. Mezger	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Coastal Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME COASTAL INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STEPHEN J. RUFFNER Stephen J. Ruffner	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ JOHN P. FENN John P. Fenn	Director	July 14, 2026

/s/ THOMAS F. NORTON Thomas F. Norton	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Colorado Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME COLORADO INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ KEVIN MCANDREWS Kevin McAndrews	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ AARON HIRSCHI Aaron Hirschi	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Florida Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME FLORIDA INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ VINCE DEPORRE Vince DePorre	President and Director (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Fort Myers LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME FORT MYERS LLC

By:	KB HOME FLORIDA INC.,
its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ DOUGLAS C. GUY Douglas C. Guy	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Assistant Secretary (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Greater Los Angeles Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME GREATER LOS ANGELES INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ KELTIE B. COLE Keltie B. Cole	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ JOHN P. FENN John P. Fenn	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Jacksonville LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME JACKSONVILLE LLC

By:	KB HOME FLORIDA INC.,
its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ TODD HOLDER Todd Holder	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Assistant Secretary (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Las Vegas Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME LAS VEGAS INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ JIM MCDADE Jim McDade	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ AARON HIRSCHI Aaron Hirschi	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Lone Star Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME LONE STAR INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRETT DIETZ Brett Dietz	President and Director (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Orlando LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME ORLANDO LLC

By:	KB HOME FLORIDA INC.,
its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ ALFRED WYBORSKI Alfred Wyborski	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Assistant Secretary (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Phoenix Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME PHOENIX INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ RYAN BASHAW Ryan Bashaw	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ JOHN P. FENN John P. Fenn	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Raleigh-Durham Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME RALEIGH-DURHAM INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ DOUG SCHWARTZ Doug Schwartz	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ VINCE DEPORRE Vince DePorre	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Sacramento Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME SACRAMENTO INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ NAM JOE Nam Joe	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ OREN HERSHKOVICH Oren Hershkovich	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME South Bay Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME SOUTH BAY INC.

By:	/s/ CHRIS REDER
Chris Reder
Senior Vice President, Finance and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ OREN HERSHKOVICH Oren Hershkovich	President and Director (Principal Executive Officer)	July 14, 2026

/s/ CHRIS REDER Chris Reder	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Treasure Coast LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME TREASURE COAST LLC

By:	KB HOME FLORIDA INC.,
its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ TODD HOLDER Todd Holder	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Assistant Secretary (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Tucson Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KB HOME TUCSON INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ AMY MCREYNOLDS Amy McReynolds	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

/s/ JOHN P. FENN John P. Fenn	Director	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KBHPNW LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KBHPNW LLC

By:	KB HOME COLORADO INC.
its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ RYAN KEMP Ryan Kemp	President (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Assistant Secretary (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KBSA, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 14, 2026.

KBSA, INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President, Chief Financial Officer, and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. McGibney, President and Chief Executive Officer of KB Home (as principal executive officer and interim principal financial officer), Brian J. Woram, General Counsel of KB Home, and William A. (Tony) Richelieu, Vice President, Corporate Secretary, and, in each case, any of their respective successors at KB Home (in any such functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRETT DIETZ Brett Dietz	President and Director (Principal Executive Officer)	July 14, 2026

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, Assistant Secretary, and Director (Principal Financial Officer)	July 14, 2026

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	July 14, 2026